             CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES,
                         PRIVILEGES AND RESTRICTIONS OF
                           TRIKON TECHNOLOGIES, INC.

          Nigel Wheeler and Jeremy Linnert do hereby certify:

          1. That they are President and Secretary, respectively, of Trikon Technologies, Inc., a California corporation (the "Corporation").

          2.1. That upon the terms of the Series G Preferred Stock, all of the outstanding shares of the Series G Preferred Stock converted into shares of Common Stock on May 14, 1998 and no shares of Series G Preferred Stock are outstanding;

          2.2. That pursuant to authority conferred upon the Board of Directors by the Seventh Restated Articles of Incorporation of the Corporation, under the provisions of Section 401 of the Corporations Code of the State of California, the Board of Directors, by written consent effective May 7, 1998, adopted the following resolutions:

          IT IS RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

          (a) The designation of such series of Preferred Stock is the Series I Junior Participating Preferred Stock, and the number of shares of such Series I Preferred Stock is 44,000, none of which has been issued.

          (b) The rights, preferences, privileges and restrictions granted to and imposed upon the Series I Junior Participating Preferred Stock and the holders thereof shall be as set forth below.

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
be designated as "Series I Junior Participating Preferred Stock" (the "Series I Preferred Stock") and the number of shares constituting the Series I Preferred Stock shall be Forty Four Thousand (44,000), none of which have been issued as of the date hereof. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series I Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock, in preference to the holders of the Common Stock of the Corporation (the "Common Stock"), and of any other junior stock, shall

                                       1.

be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series I Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series I Preferred
                     -------------
Stock have the following voting rights:

                                       2.

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series I Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in any other Certificate of Determination creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series I Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (c) Except as set forth herein, or as otherwise provided by law, holders of Series I Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (d) Notwithstanding any provision hereof to the contrary, holders of Series I Preferred Stock shall not be entitled to vote at and with respect to any regular or special meeting regarding the Charter Amendment. "Charter Amendment" means an amendment to the Corporation's Articles of Incorporation the purpose of which is to authorize an increase in the authorized number of shares of Common Stock for the purpose of having a sufficient number of shares of Common Stock to permit the conversion of the Series I Preferred Stock into Common Stock as provided in Section 10 below.

          Section 4.  Certain Restrictions.
                      --------------------

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series I Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or

                                       3.

     winding up) with the Series I Preferred Stock, except dividends paid ratably on the Series I Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series I Preferred Stock, or any shares of stock ranking on a parity with the Series I Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series I Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock unless, prior thereto, the holders of shares of Series I Preferred Stock shall have received $.001 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series I Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except distributions made ratably on the Series I Preferred Stock and all such parity stock in proportion to the total amounts to

                                       4.

which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series I Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Rank.  The Series I Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and the distribution of assets, junior to all series of the Corporation's Preferred Stock.

     Section 10.  Conversion.  The Series I Preferred Stock shall be subject to
                  ----------
conversion as follows:

     (a) Automatic Conversion. Each share of Series I Preferred Stock shall automatically be converted into 1,000 shares of Common Stock ("Conversion Ratio") (i) on September 30, 1998 or such earlier date of approval of the Charter Amendment, or (ii) simultaneously with approval of the Charter Amendment, provided that, with respect to clause (ii), both at the time of the original issuance of the Series I Preferred Stock and at the time of the conversion, the

                                       5.
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Corporation is a "listed corporation" and the common stock is listed or qualified for trading on a stock exchange or market system as defined in subdivision (d) of Section 301.5 of the California Corporations Code. The Conversion Ratio shall be reduced (i.e., the number of shares of Common Stock receivable with respect to each share of Series I Preferred Stock) by one percent (1%) for each six months period that elapses after the date that the Charter Amendment is first submitted to the shareholders for approval until shareholder approval of the Charter Amendment is received.

     (b) Mechanics of Automatic Conversion. All holders of record of shares of Series I Preferred Stock will be given written notice of the actual date of such conversion within thirty days after approval of the Charter Amendment. Notice will be sent by mail, first class, postage prepaid, to each record holder of Series I Preferred Stock at such holder's address appearing on the stock register. Each holder of shares of Series I Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date of conversion, all rights with respect to the Series I Preferred Stock will terminate, except only (1) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and
(2) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series I Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Series I Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series I Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the conversion date and the surrender of the certificate or certificates for Series I Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof.

     (c) Adjustments for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate of Determination, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Conversion Ratio in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

                                       6.

          3. That the number of shares designated as Series I Preferred Stock is 44,000, none of which has been issued.

          The undersigned each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge and that this certificate has been executed on this 15th day of May, 1998.



                              By    /s/ Nigel Wheeler
                                    -----------------------------
                                    Nigel Wheeler, President



                              By    /s/ J.J. Linnert
                                    -----------------------------
                                    Jeremy Linnert, Secretary

                                       7.